FOR IMMEDIATE RELEASE                                EXHIBIT 99.1

National Western Life Insurance Company Announces Annual Shareholders Meeting and Proposed Holding Company Reorganization

Austin, Texas, (April 6, 2015) - National Western Life Insurance Company (Nasdaq Global Select Market: NWLI) (the “Company”) today announced that it will host its Annual Meeting of Shareholders on Friday, June 19, 2015, at 9:00 a.m. local time (CST), at the Moody Gardens Hotel at Seven Hope Boulevard, Galveston, Texas 77554.

At the meeting, the Company’s shareholders will be asked, among other things, to consider and vote on a proposal to approve the reorganization (the “Reorganization”) of the company pursuant to which the present company will become a subsidiary of a newly formed Delaware corporation named National Western Life Group, Inc. (the “Holding Company”). Pending approval of the Reorganization at the Annual Meeting and effectiveness of the Reorganization, the Company’s shareholders will become stockholders of the new Holding Company. Each share of the Company’s Class A and Class B common stock outstanding at the time of the Reorganization would be converted automatically into one share of Class A and Class B common stock, respectively, in the Holding Company. The Reorganization is intended to be tax-free for the Company and its shareholders for U.S. federal income tax purposes.

Upon completion of the Reorganization, the Holding Company will replace the present company as the publicly held corporation. The Holding Company, through its subsidiaries, will continue to conduct all of the operations currently conducted by the Company and its subsidiaries, and the directors of the Company prior to the Reorganization will be the same as the directors of the Holding Company following the Reorganization.

“We expect the shares of National Western Life Group, Inc. common stock to trade under the Company’s current ticker symbol, ‘NWLI’, on the NASDAQ Global Select Market,” commented Ross R. Moody, the Company’s President and Chief Operating Officer. “We believe that implementing the holding company structure, which is how most of our public company peers are organized, will provide the Company with strategic, operational and financing flexibility, and incorporating the new Holding Company in Delaware should allow us to take advantage of the flexibility, predictability and efficiency that Delaware corporate law provides.”

If approved at the Annual Meeting, the Company expects that the Reorganization will become effective in the latter part of 2015. At the Annual Meeting, the Company’s shareholders will also be asked to elect ten directors and ratify the Company’s auditors.

About National Western Life Insurance Company

Founded in 1956, National Western Life is a stock life insurance company offering a broad portfolio of individual universal life, whole life and term insurance plans, annuity products, and investment contracts meeting the financial needs of its customers in 49 states as well as residents of various countries in Central and South America, the Caribbean, Eastern Europe, Asia, and the Pacific Rim. The Company has approximately 264 employees and 21,470 contracted independent agents, brokers, and consultants, and at December 31, 2014, maintained total assets of $11.4 billion, stockholders' equity of $1.6 billion, and life insurance in force of $23.1 billion.

Caution Regarding Forward-Looking Statements:
This press release contains statements which are or may be viewed as forward-looking within the meaning of The Private Securities Litigation Reform Act of 2005. Forward-looking statements relate to future operations, strategies, financial results or other developments, and are subject to assumptions, risks, and uncertainties. Factors that may cause actual results to differ materially from those contemplated in these forward-looking statements can be found in the Company's Form 10-K filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date the statement was made and the Company undertakes no obligation to update such forward-looking statements. There can be no assurance that other factors not currently anticipated by the Company will not materially and adversely affect our results of operations. Investors are cautioned not to place undue reliance on any forward-looking statements made by us or on our behalf.

Additional Information

The Company and the Holding Company have filed a registration statement on Form S-4 with the Securities and Exchange Commission (“SEC”) that includes a preliminary proxy statement/prospectus and other relevant documents in connection with the proposed Delaware holding company reorganization. THE COMPANY’S SHAREHOLDERS ARE URGED TO READ CAREFULLY THESE DOCUMENTS AND THE DEFINITIVE PROXY STATEMENT / PROSPECTUS, WHEN FILED AND MAILED, BECAUSE THEY CONTAIN AND WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED DELAWARE HOLDING COMPANY REORGANIZATION. Investors may obtain a free copy of the definitive proxy statement/prospectus (when available) and other filings containing information about the Company, the Holding Company and the proposed Reorganization from the SEC at the SEC’s website at www.sec.gov. In addition, copies of the definitive proxy statement/prospectus (when available) and other filings containing information about the Company, the Holding Company and the proposed reorganization can be obtained without charge by directing a request to National Western Life Insurance Company, 850 East Anderson Lane, Austin, Texas 78752-1602, (telephone 512-836-1010) or accessing them on the Company’s corporate website at www.nationalwesternlife.com.

The Company, its directors, executive officers, certain other members of management and employees may be deemed to be participants in the solicitation of proxies from the shareholders of the Company in favor of the proposed holding company reorganization. Additional information regarding the interests of potential participants in the proxy solicitation is included in the preliminary proxy statement/prospectus and will be included in the definitive proxy statement/prospectus and other relevant documents that the Company and the Holding Company have filed and intend to file with the SEC in connection with the Annual Meeting of Shareholders of the Company.

This press release is being made pursuant to and in compliance with the Securities Act of 1933, as amended, and does not constitute an offer of any securities for sale or a solicitation of an offer to buy any securities, nor shall there be any sale of the securities in any state or jurisdiction in which an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction. Any offer of the securities will be made solely by means of a prospectus included in the registration statement and any prospectus supplement that may be issued in connection with such offering.

Investor Relations Contact:
Brian M. Pribyl - Senior Vice President, Chief Financial Officer and Treasurer
(512) 836-1010
bpribyl@nationalwesternlife.com
www.nationalwesternlife.com